Exhibit 99.1

AgEagle Aerial Systems Announces Pricing of $6.375 Million Registered Direct Offering

WICHITA, Kan. – January 4, 2021 – (GLOBE NEWSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS), an industry leading provider of unmanned aerial vehicles and advanced aerial imagery, data collection and analytics technologies, today announced it has entered into a securities purchase agreement with an institutional investment firm (the “Investor”), which is an existing AgEagle shareholder. Pursuant to the agreement, the Investor is purchasing pre-funded warrants (the "Pre-Funded Warrants") to purchase up to 1,057,214 shares of common stock, for gross proceeds of $6.375 million (which includes a subsequent payment of the exercise price of the Pre-Funded Warrants in the amount of $1,057.21).

The Company expects the net proceeds from the offering to be approximately $6.315 million after deducting approximately $60,000 in offering expenses. The Company expects to spend the balance of the proceeds for general working capital purposes. The offering is expected to close on or about January 4, 2021, subject to the satisfaction of customary closing conditions.

Commenting on the financing, Nicole Fernandez-McGovern, CFO of AgEagle, noted, “We are very pleased to be proceeding with this offering, which, upon closing, will further strengthen the Company’s liquidity position. The continued increase in AgEagle’s cash position will allow us to pursue key corporate initiatives that are expected to strategically accelerate the Company’s growth.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A registration statement relating to the offered securities (File Number 333-239157) has been declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the securities will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov. For more detailed information relating to this transaction, please refer to the related Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About AgEagle Aerial Systems Inc.

Founded in 2010, Wichita-based AgEagle is one of the nation’s leading commercial drone technology, services and solutions providers.  We deliver the metrics, tools and strategies necessary to define and implement drone-enabled solutions that solve important problems for our valued customers. AgEagle’s key growth strategies are centered on three focused pursuits: 1) Contract Manufacturing: establishing AgEagle as the dominant commercial drone design, engineering, manufacturing, assembly and testing company in the United States; 2) Drone Solutions: establishing AgEagle as the world’s trusted source for turn-key drone delivery services and solutions; and 3) Ag Solutions: leveraging our reputation as one of the leading technology solutions providers to the Agriculture industry with best-in-class drones and data analytics for hemp and other commercial crops. For more information, please visit www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Investor Relations

Gateway Investor Relations

Sean Mansouri or Cody Cree

Phone: 949-574-3860

Email: UAVS@gatewayIR.com